EXHIBIT 5



                          Duane, Morris & Heckscher LLP
                         1667 K Street, N.W., Suite 700
                                   Washington, D.C.  20006-1608
                                 (202) 776-7800



                                November 1, 1997



Zions Bancorporation
One South Main, Suite 1380
Salt Lake City, Utah  84111

Gentlemen:

               We have acted as counsel to Zions Bancorporation ("Zions") in connection with the registration of 253,968 shares of Zions common stock, no par value, on behalf of and for the resale by various selling stockholders (the "Selling Stockholders") who are identified in the prospectus portion of the Registration Statement, as defined below, under the caption "Selling Stockholders" (the "Shares"). In this regard, we are also acting as counsel to Zions in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Zions with the Securities and Exchange Commission for the purpose of registering the Shares under the Securities Act of 1933, as amended. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

               In connection with this opinion, we have examined, among other things:

               (1) the Agreement and Plan of Reorganization dated April 23, 1997, between Zions and Tri-State Bank ("Tri-State");

               (2)     the Articles of Share Exchange, dated July 11, 1997;

               (3) the Certificate of Exchange of the Department of State of the State of Idaho, dated July 11, 1997;

               (4) the certificate of the Assistant Secretary of Tri-State Bank, dated July 11, 1997, as to the results of the vote of the shareholders at the Tri-State special meeting of shareholders held on July 11, 1997;



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Zions Bancorporation
November 1, 1997
Page 2


               (5) various closing certificates dated July 10, 1997 and July 11, 1997, executed by officers of Tri-State Bank and by officers of Zions Bancorporation as required by the Agreement and Plan of Reorganization;

               (5) a copy certified to our satisfaction of the share certificate issued by Zions to the Selling Stockholders for the Shares;

               (6) a copy certified to our satisfaction of the Restated Articles of Incorporation of Zions as in effect on the date hereof;

               (7) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Zions on April 25, 1997, including resolutions approving the Registration Statement; and

               (8) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.

               We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Zions had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

               Based upon the foregoing, we are of the opinion that the Shares of Zions Common Stock registered in the subject Registration Statement will, at the time of sale by the Selling Stockholders, be duly authorized, validly issued, fully paid and nonassessable shares of Zions Common Stock.

               This opinion has been delivered to the addressee to be used solely by the addressee for inclusion as an exhibit in the Registration Statement, and the opinion is not to be used, circulated, or otherwise referred to for any other purpose, nor is the opinion to be relied upon by any person other than the addressee.



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               We hereby  consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinion" in the Prospectus forming a part of the Registration Statement.


                                             Very truly yours,



                                             DUANE, MORRIS & HECKSCHER LLP